Exhibit 99.1

NEWS RELEASE
Investor Contact: Brian Klaus, Senior Vice President, Director of Investor Relations 920-491-7059
Media Contact: Cliff Bowers, Senior Vice President, Director of Public Relations 920-491-7542

Associated Reports 2014 Earnings of $1.16 per share on Record

Loans and Deposits

Fourth Quarter Earnings of $0.31 per share, up 11% from last year

GREEN BAY, Wis. –– January 22, 2015 –– Associated Banc-Corp (NYSE: ASB) today reported net income to common shareholders of $186 million, or $1.16 per common share, for the year ended December 31, 2014. This compares to net income to common shareholders of $184 million, or $1.10 per common share, for the year ended December 31, 2013.

For the quarter ended December 31, 2014, the Company reported earnings per share of $0.31 per common share. This compares to $0.28 per common share, for the quarter ended December 31, 2013.

“Overall we are pleased with this year’s financial results and accomplishments. We continued to grow our balance sheet, total revenues, and bottom line earnings. In addition, we have continued to make substantial investments in the bank which will position us for the future, while slightly reducing total expenses” said President and CEO Philip B. Flynn. “We remain focused on opportunistic ways to deploy capital while delivering increased value to our shareholders. We are also happy to kick off 2015 with last week’s announcement regarding the acquisition of the insurance agency, Ahmann-Martin.”

2014 HIGHLIGHTS

•	Average loans grew $1.2 billion, or 8% from a year ago to $16.8 billion

•	Average total commercial loan balances grew $1 billion, or 10% from last year

•	Average deposits grew $209 million, or 1% from a year ago to $17.6 billion

•	Average checking balances grew $119 million, or 2% from last year

•	Net interest income of $681 million increased $35 million, or 5% from last year

•	Noninterest expenses of $679 million were down slightly from 2013

•	During the year, the Company repurchased $259 million, or approximately 14.3 million shares, of common stock at an average cost of $18.12 per share

•	Return on Tier 1 common equity for 2014 was 9.9%

•	2014 fourth quarter return on Tier 1 common equity was 10.4%

•	Total dividends per common share of $0.37 in 2014 were up 12% from last year

•	Capital ratios remain strong with a Tier 1 common equity ratio of 9.74% at year end

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FOURTH QUARTER AND 2014 FINANCIAL RESULTS

Loans

Average loans of $16.8 billion for 2014 were up $1.2 billion, or 8% from 2013. Total average commercial loans for 2014 grew $1 billion, or 10% from a year ago to $10.5 billion. Commercial and business lending average balances grew $686 million, or 12% from 2013. Commercial real estate lending average balances grew $285 million, or 8% from 2013. Residential mortgage average balances for 2014 grew $488 million, or 13% from a year ago to $4.2 billion. Offsetting part of the 2014 total loan growth was the continued run off in home equity balances, with an average balance decline of $276 million, or 14% from 2013.

Fourth quarter 2014 average loans increased $246 million, or 1% from the third quarter and have increased $1.6 billion, or 10% from the year ago quarter. Growth in residential mortgage and commercial loans was partially offset by declines in the home equity and installment loan portfolios.

For the period ended December 31, 2014, total loans of $17.6 billion were up $435 million, or 3% from the end of the prior quarter, and were up $1.7 billion, or 11% from December 31, 2013. Total commercial loans of $11 billion at December 31, 2014 were up $1.2 billion, or 12% from the prior year end.

Deposits

2014 average deposits of $17.6 billion were up $209 million, or 1% from 2013. Total average checking, savings, and money market balances growth of $471 million was partially offset by declines in time deposit balances of $262 million during the year.

Average deposits of $18.5 billion for the fourth quarter were up $659 million, or 4% compared to the third quarter and have increased $651 million, or 4%, from the year ago quarter. Money market average balances increased $488 million, or 6% from the third quarter and are up $460 million, or 6% from the year ago quarter. Fourth quarter average checking balances increased $173 million, or 2% from the third quarter and are up $304 million, or 4% from the year ago quarter.

For the period ended December 31, 2014, total deposits of $18.8 billion were up $562 million, or 3% from the end of the prior quarter, and were up $1.5 billion, or 9% from December 31, 2013. Money market balances of $8.3 billion at December 31, 2014 were up $1.4 billion, or 21% from the prior year end.

Net Interest Income and Net Interest Margin

Net interest income of $681 million for 2014 was up $35 million, or 5% from 2013. Fourth quarter net interest income of $175 million increased 1% from the prior quarter and was up $7 million, or 4% compared to the year ago quarter.

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Net interest margin of 3.08% for 2014 declined 9 basis points from 2013. Fourth quarter net interest margin was 3.04%, a decrease of 2 basis points from the 3.06% reported in the third quarter and a decrease of 19 basis points from a year ago.

Fourth quarter asset yields of 3.32% were up 3 basis points from the prior quarter. Asset yield compression was more than offset by interest recoveries and prepayment fees of nearly $5 million. The net interest margin impact of this $5 million was approximately 8 basis points during the quarter.

Total interest-bearing funding costs of 0.35% were up 6 basis points from the third quarter. Long-term funding costs increased in the fourth quarter as a result of the $500 million debt issued in November. The net effect of this transaction decreased net interest margin by approximately 5 basis points for the quarter.

Noninterest Income and Expense

Noninterest income of $290 million for 2014 was down $23 million, or 7% compared to 2013. This decline was primarily attributed to net mortgage banking income, which was down $28 million, or 56% from 2013.

Fourth quarter noninterest income was $70 million, down $5 million, or 7% from the third quarter and down $6 million, or 8% from the year ago quarter. Mortgage banking income declined $4 million from the prior quarter and $5 million from the year ago quarter. Insurance commissions increased $3 million from the prior quarter, primarily related to the establishment of a $4 million reserve in the third quarter for remediation on legacy debt protection products. Fourth quarter asset gains declined $1 million from the prior quarter.

2014 total noninterest expense of $679 million was down slightly from 2013. Increases in technology, FDIC, and advertising expenses were more than offset by declines in personnel, occupancy, professional fees and foreclosure/OREO expenses.

Total noninterest expense for the fourth quarter of $172 million was flat compared to the third quarter and down $7 million from the year ago quarter.

Taxes

2014 income taxes of $86 million were up $6 million from 2013. The effective tax rate for 2014 was 31% compared to 30% last year.

Credit

Net charge offs of $4 million for the fourth quarter were up $2 million from the third quarter, but are down $1 million from the year ago quarter. Potential problem loans of $190 million declined $30 million, or 13% from the prior quarter. The fourth quarter provision for credit losses of $5 million was up $4 million from the prior quarter.

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The Company’s allowance for loan losses was $266 million, equal to 1.51% of loans and reflects a coverage ratio of 150% of nonaccrual loans at December 31, 2014.

Nonaccrual loans of $177 million were down 4% compared to the third quarter and were also down 4% from the year ago quarter. The ratio of nonaccrual loans to total loans was down from the previous quarter and stands at 1.01%.

Capital

During the fourth quarter, the Company repurchased $100 million of common stock in two separate accelerated share repurchase transactions.

The Company’s capital position remains strong, with a Tier 1 common equity ratio of 9.74% at December 31, 2014. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

FOURTH QUARTER 2014 EARNINGS RELEASE CONFERENCE CALL

The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, January 22, 2015. Interested parties can listen to the call live on the internet through the investor relations section of the company’s website, https://www.associatedbank.com/investor or by dialing 877-407-8037. The slide presentation for the call will be available on the company’s website just prior to the call. The number for international callers is 201-689-8037. Participants should ask the operator for the Associated Banc-Corp fourth quarter 2014 earnings call.

An audio archive of the webcast will be available on the company’s website at https://www.associatedbank.com/investor approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP

Associated Banc-Corp (NYSE: ASB) has total assets of $27 billion and is one of the top 50, publicly traded, U.S. bank holding companies. Headquartered in Green Bay, Wis., Associated is a leading Midwest banking franchise, offering a full range of financial products and services in over 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

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FORWARD LOOKING STATEMENTS

Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release contains references to measures which are not defined in generally accepted accounting principles (“GAAP”), including “efficiency ratio,” “Tier 1 common equity”, and “core fee-based revenue.” Information concerning these non-GAAP financial measures can be found in the attached tables.

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Associated Banc-Corp Consolidated Balance Sheets (Unaudited)

(in thousands)	December 31, 2014	September 30, 2014	Seql Qtr $ Change	June 30, 2014	March 31, 2014	December 31, 2013	Comp Qtr $ Change
Assets
Cash and due from banks	$444,113	$381,287	$62,826	$549,883	$526,951	$455,482	$(11,369)
Interest-bearing deposits in other financial institutions	571,924	74,945	496,979	78,233	92,071	126,018	445,906
Federal funds sold and securities purchased under agreements to resell	16,030	18,320	(2,290)	18,135	4,400	20,745	(4,715)
Securities held to maturity, at amortized cost	404,455	301,941	102,514	246,050	193,759	175,210	229,245
Securities available for sale, at fair value	5,396,812	5,345,422	51,390	5,506,379	5,277,908	5,250,585	146,227
Federal Home Loan Bank and Federal
Reserve Bank stocks, at cost	189,107	188,875	232	186,247	181,360	181,249	7,858
Loans held for sale	154,935	141,672	13,263	78,657	46,529	64,738	90,197
Loans	17,593,846	17,159,090	434,756	17,045,052	16,441,444	15,896,261	1,697,585
Allowance for loan losses	(266,302)	(266,262)	(40)	(271,851)	(267,916)	(268,315)	2,013

Loans, net	17,327,544	16,892,828	434,716	16,773,201	16,173,528	15,627,946	1,699,598
Premises and equipment, net	274,688	272,283	2,405	264,735	269,257	270,890	3,798
Goodwill	929,168	929,168	—	929,168	929,168	929,168	—
Other intangible assets, net	67,582	69,201	(1,619)	70,538	72,629	74,464	(6,882)
Trading assets	35,163	34,005	1,158	40,630	40,822	43,728	(8,565)
Other assets	1,010,253	1,003,875	6,378	985,930	997,815	1,006,697	3,556

Total assets	$26,821,774	$25,653,822	$1,167,952	$25,727,786	$24,806,197	$24,226,920	$2,594,854

Liabilities and Stockholders’ Equity
Noninterest-bearing demand deposits	$4,505,272	$4,302,454	$202,818	$4,211,057	$4,478,981	$4,626,312	$(121,040)
Interest-bearing deposits	14,258,232	13,898,804	359,428	13,105,202	13,030,946	12,640,855	1,617,377

Total deposits	18,763,504	18,201,258	562,246	17,316,259	17,509,927	17,267,167	1,496,337
Federal funds purchased and securities sold under agreements to repurchase	493,991	765,641	(271,650)	959,051	939,254	475,442	18,549
Other short-term funding	574,297	664,539	(90,242)	1,378,120	308,652	265,484	308,813
Long-term funding	3,930,117	2,931,547	998,570	2,931,809	2,932,040	3,087,267	842,850
Trading liabilities	37,329	36,003	1,326	43,311	43,450	46,470	(9,141)
Accrued expenses and other liabilities	222,285	185,256	37,029	169,290	171,850	193,800	28,485

Total liabilities	24,021,523	22,784,244	1,237,279	22,797,840	21,905,173	21,335,630	2,685,893
Stockholders’ Equity
Preferred equity	59,727	61,024	(1,297)	61,024	61,158	61,862	(2,135)
Common stock	1,665	1,719	(54)	1,750	1,750	1,750	(85)
Surplus	1,484,933	1,583,032	(98,099)	1,628,356	1,623,323	1,617,990	(133,057)
Retained earnings	1,497,818	1,466,525	31,293	1,432,518	1,402,549	1,392,508	105,310
Accumulated other comprehensive income (loss)	(4,850)	(1,725)	(3,125)	10,494	(11,577)	(24,244)	19,394
Treasury stock	(239,042)	(240,997)	1,955	(204,196)	(176,179)	(158,576)	(80,466)

Total stockholders’ equity	2,800,251	2,869,578	(69,327)	2,929,946	2,901,024	2,891,290	(91,039)

Total liabilities and stockholders’ equity	$26,821,774	$25,653,822	$1,167,952	$25,727,786	$24,806,197	$24,226,920	$2,594,854

Associated Banc-Corp Consolidated Statements of Income (Unaudited)

	For The Three Months Ended December 31,		Quarter		For The Year Ended December 31,		Year-to-Date
(in thousands, except per share amounts)	2014	2013	$ Change	% Change	2014	2013	$ Change	% Change
Interest Income
Interest and fees on loans	$156,536	$148,884	$7,652	5.1%	$598,582	$587,526	$11,056	1.9%
Interest and dividends on investment securities:
Taxable	25,061	24,316	745	3.1%	102,464	88,919	13,545	15.2%
Tax-exempt	7,580	6,884	696	10.1%	29,064	27,345	1,719	6.3%
Other interest	1,821	1,453	368	25.3%	6,635	5,193	1,442	27.8%

Total interest income	190,998	181,537	9,461	5.2%	736,745	708,983	27,762	3.9%
Interest Expense
Interest on deposits	7,319	7,340	(21)	(0.3%)	26,294	31,267	(4,973)	(15.9%)
Interest on Federal funds purchased and securities sold under agreements to repurchase	218	271	(53)	(19.6%)	1,219	1,322	(103)	(7.8%)
Interest on other short-term funding	156	228	(72)	(31.6%)	785	1,519	(734)	(48.3%)
Interest on long-term funding	8,644	6,499	2,145	33.0%	27,480	29,332	(1,852)	(6.3%)

Total interest expense	16,337	14,338	1,999	13.9%	55,778	63,440	(7,662)	(12.1%)

Net Interest Income	174,661	167,199	7,462	4.5%	680,967	645,543	35,424	5.5%
Provision for credit losses	5,000	2,300	2,700	117.4%	16,000	10,100	5,900	58.4%

Net interest income after provision for credit losses	169,661	164,899	4,762	2.9%	664,967	635,443	29,524	4.6%
Noninterest Income
Trust service fees	12,457	11,938	519	4.3%	48,403	45,633	2,770	6.1%
Service charges on deposit accounts	17,006	17,330	(324)	(1.9%)	68,779	70,009	(1,230)	(1.8%)
Card-based and other nondeposit fees	12,019	12,684	(665)	(5.2%)	49,512	49,913	(401)	(0.8%)
Insurance commissions	10,593	11,274	(681)	(6.0%)	44,421	44,024	397	0.9%
Brokerage and annuity commissions	3,496	3,881	(385)	(9.9%)	16,089	14,877	1,212	8.1%

Total core fee-based revenue	55,571	57,107	(1,536)	(2.7%)	227,204	224,456	2,748	1.2%
Mortgage banking, net	2,928	8,277	(5,349)	(64.6%)	21,320	48,847	(27,527)	(56.4%)
Capital market fees, net	2,613	2,771	(158)	(5.7%)	9,973	13,080	(3,107)	(23.8%)
Bank owned life insurance income	2,739	2,787	(48)	(1.7%)	13,576	11,855	1,721	14.5%
Asset gains, net	3,727	2,687	1,040	38.7%	10,288	5,413	4,875	90.1%
Investment securities gains (losses), net	25	(18)	43	N/M	494	564	(70)	(12.4%)
Other	2,040	2,262	(222)	(9.8%)	7,464	8,884	(1,420)	(16.0%)

Total noninterest income	69,643	75,873	(6,230)	(8.2%)	290,319	313,099	(22,780)	(7.3%)
Noninterest Expense
Personnel expense	97,258	101,215	(3,957)	(3.9%)	390,399	397,015	(6,616)	(1.7%)
Occupancy	14,589	14,684	(95)	(0.6%)	57,677	59,409	(1,732)	(2.9%)
Equipment	6,148	6,509	(361)	(5.5%)	24,784	25,351	(567)	(2.2%)
Technology	14,581	12,963	1,618	12.5%	55,472	49,445	6,027	12.2%
Business development and advertising	8,538	7,834	704	9.0%	26,144	23,346	2,798	12.0%
Other intangible amortization	775	1,011	(236)	(23.3%)	3,747	4,043	(296)	(7.3%)
Loan expense	3,646	3,677	(31)	(0.8%)	13,866	13,162	704	5.3%
Legal and professional fees	4,257	5,916	(1,659)	(28.0%)	17,485	20,226	(2,741)	(13.6%)
Foreclosure / OREO expense	1,168	2,829	(1,661)	(58.7%)	6,722	10,068	(3,346)	(33.2%)
FDIC expense	6,956	4,879	2,077	42.6%	23,761	19,461	4,300	22.1%
Other	13,889	17,650	(3,761)	(21.3%)	59,184	59,123	61	0.1%

Total noninterest expense	171,805	179,167	(7,362)	(4.1%)	679,241	680,649	(1,408)	(0.2%)

Income before income taxes	67,499	61,605	5,894	9.6%	276,045	267,893	8,152	3.0%
Income tax expense	18,761	13,847	4,914	35.5%	85,536	79,201	6,335	8.0%

Net income	48,738	47,758	980	2.1%	190,509	188,692	1,817	1.0%
Preferred stock dividends	1,225	1,273	(48)	(3.8%)	5,002	5,158	(156)	(3.0%)

Net income available to common equity	$47,513	$46,485	$1,028	2.2%	$185,507	$183,534	$1,973	1.1%

Earnings Per Common Share:
Basic	$0.31	$0.28	$0.03	10.7%	$1.17	$1.10	$0.07	6.4%
Diluted	$0.31	$0.28	$0.03	10.7%	$1.16	$1.10	$0.06	5.5%
Average Common Shares Outstanding:
Basic	151,931	162,611	(10,680)	(6.6%)	157,286	165,584	(8,298)	(5.0%)
Diluted	153,083	163,235	(10,152)	(6.2%)	158,254	165,802	(7,548)	(4.6%)

N/M = Not meaningful

Associated Banc-Corp Consolidated Statements of Income (Unaudited)—Quarterly Trend

			Sequential Qtr					Comparable Qtr
(in thousands, except per share amounts)	4Q14	3Q14	$ Change	% Change	2Q14	1Q14	4Q13	$ Change	% Change
Interest Income
Interest and fees on loans	$156,536	$152,030	$4,506	3.0%	$146,629	$143,387	$148,884	$7,652	5.1%
Interest and dividends on investment securities:
Taxable	25,061	25,037	24	0.1%	26,109	26,257	24,316	745	3.1%
Tax-exempt	7,580	7,483	97	1.3%	7,030	6,971	6,884	696	10.1%
Other interest	1,821	1,503	318	21.2%	1,862	1,449	1,453	368	25.3%

Total interest income	190,998	186,053	4,945	2.7%	181,630	178,064	181,537	9,461	5.2%
Interest Expense
Interest on deposits	7,319	6,621	698	10.5%	6,195	6,159	7,340	(21)	(0.3%)
Interest on Federal funds purchased and securities sold under agreements to repurchase	218	390	(172)	(44.1%)	306	305	271	(53)	(19.6%)
Interest on other short-term funding	156	233	(77)	(33.0%)	280	116	228	(72)	(31.6%)
Interest on long-term funding	8,644	6,179	2,465	39.9%	6,146	6,511	6,499	2,145	33.0%

Total interest expense	16,337	13,423	2,914	21.7%	12,927	13,091	14,338	1,999	13.9%

Net Interest Income	174,661	172,630	2,031	1.2%	168,703	164,973	167,199	7,462	4.5%
Provision for credit losses	5,000	1,000	4,000	N/M	5,000	5,000	2,300	2,700	117.4%

Net interest income after provision for credit losses	169,661	171,630	(1,969)	(1.1%)	163,703	159,973	164,899	4,762	2.9%
Noninterest Income
Trust service fees	12,457	12,218	239	2.0%	12,017	11,711	11,938	519	4.3%
Service charges on deposit accounts	17,006	17,961	(955)	(5.3%)	17,412	16,400	17,330	(324)	(1.9%)
Card-based and other nondeposit fees	12,019	12,407	(388)	(3.1%)	12,577	12,509	12,684	(665)	(5.2%)
Insurance commissions	10,593	7,860	2,733	34.8%	13,651	12,317	11,274	(681)	(6.0%)
Brokerage and annuity commissions	3,496	4,040	(544)	(13.5%)	4,520	4,033	3,881	(385)	(9.9%)

Total core fee-based revenue	55,571	54,486	1,085	2.0%	60,177	56,970	57,107	(1,536)	(2.7%)
Mortgage banking, net	2,928	6,669	(3,741)	(56.1%)	5,362	6,361	8,277	(5,349)	(64.6%)
Capital market fees, net	2,613	2,939	(326)	(11.1%)	2,099	2,322	2,771	(158)	(5.7%)
Bank owned life insurance income	2,739	3,506	(767)	(21.9%)	3,011	4,320	2,787	(48)	(1.7%)
Asset gains, net	3,727	4,934	(1,207)	(24.5%)	899	728	2,687	1,040	38.7%
Investment securities gains (losses), net	25	57	(32)	(56.1%)	34	378	(18)	43	N/M
Other	2,040	2,317	(277)	(12.0%)	665	2,442	2,262	(222)	(9.8%)

Total noninterest income	69,643	74,908	(5,265)	(7.0%)	72,247	73,521	75,873	(6,230)	(8.2%)
Noninterest Expense
Personnel expense	97,258	97,650	(392)	(0.4%)	97,793	97,698	101,215	(3,957)	(3.9%)
Occupancy	14,589	13,743	846	6.2%	13,785	15,560	14,684	(95)	(0.6%)
Equipment	6,148	6,133	15	0.2%	6,227	6,276	6,509	(361)	(5.5%)
Technology	14,581	13,573	1,008	7.4%	14,594	12,724	12,963	1,618	12.5%
Business development and advertising	8,538	7,467	1,071	14.3%	5,077	5,062	7,834	704	9.0%
Other intangible amortization	775	990	(215)	(21.7%)	991	991	1,011	(236)	(23.3%)
Loan expense	3,646	3,813	(167)	(4.4%)	3,620	2,787	3,677	(31)	(0.8%)
Legal and professional fees	4,257	4,604	(347)	(7.5%)	4,436	4,188	5,916	(1,659)	(28.0%)
Foreclosure / OREO expense	1,168	2,083	(915)	(43.9%)	1,575	1,896	2,829	(1,661)	(58.7%)
FDIC expense	6,956	6,859	97	1.4%	4,945	5,001	4,879	2,077	42.6%
Other	13,889	14,938	(1,049)	(7.0%)	14,882	15,475	17,650	(3,761)	(21.3%)

Total noninterest expense	171,805	171,853	(48)	(0.0%)	167,925	167,658	179,167	(7,362)	(4.1%)

Income before income taxes	67,499	74,685	(7,186)	(9.6%)	68,025	65,836	61,605	5,894	9.6%
Income tax expense	18,761	24,478	(5,717)	(23.4%)	21,660	20,637	13,847	4,914	35.5%

Net income	48,738	50,207	(1,469)	(2.9%)	46,365	45,199	47,758	980	2.1%
Preferred stock dividends	1,225	1,255	(30)	(2.4%)	1,278	1,244	1,273	(48)	(3.8%)

Net income available to common equity	$47,513	$48,952	$(1,439)	(2.9%)	$45,087	$43,955	$46,485	$1,028	2.2%

Earnings Per Common Share:
Basic	$0.31	$0.31	$—	0.0%	$0.28	$0.27	$0.28	$0.03	10.7%
Diluted	$0.31	$0.31	$—	0.0%	$0.28	$0.27	$0.28	$0.03	10.7%
Average Common Shares Outstanding:
Basic	151,931	155,925	(3,994)	(2.6%)	159,940	161,467	162,611	(10,680)	(6.6%)
Diluted	153,083	156,991	(3,908)	(2.5%)	160,838	162,188	163,235	(10,152)	(6.2%)

N/M = Not meaningful.

Associated Banc-Corp Selected Quarterly Information

($ in millions, except per share and full time equivalent employee data)	YTD 2014	YTD 2013	4Q14	3Q14	2Q14	1Q14	4Q13
Per Common Share Data
Dividends	$0.37	$0.33	$0.10	$0.09	$0.09	$0.09	$0.09
Market Value:
High	19.37	17.60	19.37	18.90	18.39	18.35	17.56
Low	15.58	13.46	16.75	17.42	16.82	15.58	15.34
Close	18.63	17.40	18.63	17.42	18.08	18.06	17.40
Book value	18.32	17.40	18.32	18.15	17.99	17.64	17.40
Tier 1 common equity / share	12.09	11.77	12.09	12.10	12.04	11.88	11.77
Tangible book value / share	$12.06	$11.62	$12.06	$12.09	$12.11	$11.80	$11.62

Performance Ratios (annualized)
Return on average assets	0.76%	0.81%	0.75%	0.78%	0.75%	0.76%	0.80%
Return on average tangible common equity	9.91	9.73	10.27	10.35	9.56	9.45	9.87
Return on average Tier 1 common equity (1)	9.92	9.77	10.35	10.38	9.56	9.38	9.78
Effective tax rate	30.99	29.56	27.79	32.77	31.84	31.35	22.48
Dividend payout ratio (3)	31.62	30.00	32.26	29.03	32.14	33.33	32.14

Average Balances
Common stockholders’ equity	$2,811	$2,829	$2,772	$2,815	$2,830	$2,827	$2,810
Average Tier 1 common equity (1)	$1,871	$1,878	$1,821	$1,871	$1,892	$1,900	$1,885

Selected Trend Information
Average full time equivalent employees	4,406	4,728	4,320	4,359	4,431	4,517	4,584
Trust assets under management, at market value	$7,993	$7,424	$7,993	$7,700	$7,720	$7,535	$7,424
Total revenue (4)	$991	$979	$249	$252	$246	$243	$248
Core fee-based revenue (5)	$227	$224	$56	$54	$60	$57	$57
Mortgage loans originated for sale during period	$1,070	$2,304	$292	$298	$276	$204	$327
Mortgage portfolio serviced for others	$7,999	$8,084	$7,999	$8,012	$8,052	$8,084	$8,084
Mortgage servicing rights, net / Portfolio serviced for others	0.75%	0.78%	0.75%	0.76%	0.76%	0.77%	0.78%

At Period End
Loans / deposits			93.77%	94.27%	98.43%	93.90%	92.06%
Risk weighted assets (6) (7)			$18,568	$18,031	$17,911	$17,075	$16,694
Tier 1 common equity (1)			$1,808	$1,873	$1,920	$1,912	$1,913
Stockholders’ equity / assets			10.44%	11.19%	11.39%	11.69%	11.93%
Tangible common equity / tangible assets (8)			6.97%	7.57%	7.79%	7.96%	8.11%
Tangible equity / tangible assets (8)			7.20%	7.82%	8.03%	8.22%	8.38%
Tier 1 common equity / risk-weighted assets (6) (7)			9.74%	10.39%	10.72%	11.20%	11.46%
Tier 1 leverage ratio (6) (7)			7.48%	7.87%	8.26%	8.46%	8.70%
Tier 1 risk-based capital ratio (6) (7)			10.06%	10.73%	11.06%	11.56%	11.83%
Total risk-based capital ratio (6) (7)			12.66%	11.98%	12.31%	12.81%	13.09%
Shares outstanding, end of period			149,560	154,743	159,480	161,012	162,623

Non-GAAP Financial Measures Reconciliation
Efficiency ratio (2)	69.97%	71.04%	70.33%	69.44%	69.70%	70.41%	73.70%
Taxable equivalent adjustment	(1.36)	(1.45)	(1.40)	(1.36)	(1.32)	(1.35)	(1.49)
Asset gains, net	0.73	0.39	1.05	1.36	0.26	0.22	0.80
Other intangible amortization	(0.39)	(0.42)	(0.32)	(0.40)	(0.41)	(0.42)	(0.42)
Efficiency ratio, fully taxable equivalent (2)	68.95%	69.56%	69.66%	69.04%	68.23%	68.86%	72.59%

(1)	Tier 1 common equity, a non-GAAP financial measure, is used by banking regulators, investors and analysts to assess and compare the quality and composition of our capital with the capital of other financial services companies. Management uses Tier 1 common equity, along with other capital measures, to assess and monitor our capital position. Tier 1 common equity (period end and average) is Tier 1 capital excluding qualifying perpetual preferred stock and qualifying trust preferred securities.
(2)	Efficiency ratio is defined by the Federal Reserve guidance as noninterest expense divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. Efficiency ratio, fully taxable equivalent, is noninterest expense, excluding other intangible amortization, divided by the sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net and asset gains / losses, net. This efficiency ratio is presented on a taxable equivalent basis, which adjusts net interest income for the tax-favored status of certain loans and investment securities. Management believes this measure to be the preferred industry measurement of net interest income as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and it excludes certain specific revenue items (such as investment securities gains / losses, net and asset gains / losses, net).
(3)	Ratio is based upon basic earnings per common share.
(4)	Total revenue, a non-GAAP financial measure, is the sum of taxable equivalent net interest income, core fee-based revenues, and other noninterest income categories, as presented on Page 2 in the Consolidated Statements of Income and Page 6 in the Net Interest Income Analysis.
(5)	Core fee-based revenue, a non-GAAP financial measure, is the sum of trust service fees, service charges on deposit accounts, card-based and other nondeposit fees, insurance commissions, and brokerage and annuity commissions, as presented on Page 2 in the Consolidated Statements of Income.
(6)	December 31, 2014 data is estimated.
(7)	The Federal Reserve establishes capital adequacy requirements, including well-capitalized standards for the Corporation. The OCC establishes similar capital adequacy requirements and standards for the Bank. Regulatory capital primarily consists of Tier 1 risk-based capital and Tier 2 risk-based capital. The sum of Tier 1 risk-based capital and Tier 2 risk-based capital equals our total risk-based capital. Risk-based capital guidelines require a minimum level of capital as a percentage of risk-weighted assets. Risk-weighted assets consist of total assets plus certain off-balance sheet and market items, subject to adjustment for predefined credit risk factors.
(8)	Tangible equity, tangible common equity and tangible assets exclude goodwill and other intangible assets, which is a non-GAAP financial measure. These financial measures have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.

Associated Banc-Corp Selected Asset Quality Information

(in thousands)	Dec 31, 2014	Sep 30, 2014	Dec14 vs Sep14 % Change	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec14 vs Dec13 % Change
Allowance for Loan Losses
Beginning balance	$266,262	$271,851	(2.1%)	$267,916	$268,315	$271,724	(2.0%)
Provision for loan losses	4,500	(3,000)	N/M	6,500	5,000	2,000	125.0%
Charge offs	(8,778)	(14,850)	(40.9%)	(9,107)	(11,361)	(18,742)	(53.2%)
Recoveries	4,318	12,261	(64.8%)	6,542	5,962	13,333	(67.6%)

Net charge offs	(4,460)	(2,589)	72.3%	(2,565)	(5,399)	(5,409)	(17.5%)

Ending balance	$266,302	$266,262	0.0%	$271,851	$267,916	$268,315	(0.8%)

Allowance for Unfunded Commitments
Beginning balance	$24,400	$20,400	19.6%	$21,900	$21,900	$21,600	13.0%
Provision for unfunded commitments	500	4,000	(87.5%)	(1,500)	—	300	66.7%

Ending balance	$24,900	$24,400	2.0%	$20,400	$21,900	$21,900	13.7%

Allowance for credit losses	$291,202	$290,662	0.2%	$292,251	$289,816	$290,215	0.3%

Net Charge Offs	Dec 31, 2014	Sep 30, 2014	Dec14 vs Sep14 % Change	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec14 vs Dec13 % Change
Commercial and industrial	$1,323	$572	131.3%	$(1,377)	$2,725	$4,555	(71.0%)
Commercial real estate—owner occupied	134	2,210	(93.9%)	(550)	(124)	967	(86.1%)
Lease financing	9	(6)	N/M	29	—	(16)	N/M

Commercial and business lending	1,466	2,776	(47.2%)	(1,898)	2,601	5,506	(73.4%)
Commercial real estate—investor	(132)	(4,065)	(96.8%)	(239)	(1,031)	137	N/M
Real estate construction	(116)	350	(133.1%)	795	113	(3,130)	(96.3%)

Commercial real estate lending	(248)	(3,715)	(93.3%)	556	(918)	(2,993)	(91.7%)

Total commercial	1,218	(939)	N/M	(1,342)	1,683	2,513	(51.5%)
Home equity revolving lines of credit	1,094	1,098	(0.4%)	1,380	1,182	966	13.3%
Home equity loans 1st liens	206	118	74.6%	448	406	372	(44.6%)
Home equity loans junior liens	457	728	(37.2%)	948	859	1,111	(58.9%)

Home equity	1,757	1,944	(9.6%)	2,776	2,447	2,449	(28.3%)
Installment and credit cards	990	910	8.8%	247	113	(611)	N/M
Residential mortgage	495	674	(26.6%)	884	1,156	1,058	(53.2%)

Total consumer	3,242	3,528	(8.1%)	3,907	3,716	2,896	11.9%

Total net charge offs	$4,460	$2,589	72.3%	$2,565	$5,399	$5,409	(17.5%)

Net Charge Offs to Average Loans (in basis points) *	Dec 31, 2014	Sep 30, 2014		Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Commercial and industrial	9	4		(10)	22	38
Commercial real estate—owner occupied	5	84		(20)	(5)	34
Lease financing	7	(5)		22	—	(12)

Commercial and business lending	9	17		(12)	17	37
Commercial real estate—investor	(2)	(54)		(3)	(14)	2
Real estate construction	(5)	14		33	5	(145)

Commercial real estate lending	(2)	(37)		6	(10)	(32)

Total commercial	4	(3)		(5)	7	10
Home equity revolving lines of credit	49	50		64	55	44
Home equity loans 1st liens	14	7		26	23	19
Home equity loans junior liens	107	159		196	171	205

Home equity	42	45		64	55	52
Installment and credit cards	86	78		25	11	(59)
Residential mortgage	4	6		9	12	11

Total consumer	19	22		25	25	19

Total net charge offs	10	6		6	14	14

Credit Quality	Dec 31, 2014	Sep 30, 2014	Dec14 vs Sep14 % Change	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec14 vs Dec13 % Change
Nonaccrual loans	$177,413	$184,138	(3.7%)	$179,226	$177,978	$185,428	(4.3%)
Other real estate owned (OREO)	16,732	16,840	(0.6%)	17,729	19,173	18,118	(7.6%)

Total nonperforming assets	$194,145	$200,978	(3.4%)	$196,955	$197,151	$203,546	(4.6%)

Loans 90 or more days past due and still accruing	$1,623	$1,690	(4.0%)	$1,776	$723	$2,350	(30.9%)
Allowance for loan losses / loans	1.51%	1.55%		1.59%	1.63%	1.69%
Allowance for loan losses / nonaccrual loans	150.10	144.60		151.68	150.53	144.70
Nonaccrual loans / total loans	1.01	1.07		1.05	1.08	1.17
Nonperforming assets / total loans plus OREO	1.10	1.17		1.15	1.20	1.28
Nonperforming assets / total assets	0.72	0.78		0.77	0.79	0.84
Net charge offs / average loans (annualized)	0.10	0.06		0.06	0.14	0.14
Year-to-date net charge offs / average loans	0.09	0.08		0.10	0.14	0.25
Nonaccrual loans by type:
Commercial and industrial	$49,663	$51,143	(2.9%)	$40,846	$38,488	$37,719	31.7%
Commercial real estate—owner occupied	25,825	24,340	6.1%	31,725	26,735	29,664	(12.9%)
Lease financing	1,801	1,947	(7.5%)	1,541	172	69	N/M

Commercial and business lending	77,289	77,430	(0.2%)	74,112	65,395	67,452	14.6%
Commercial real estate—investor	22,685	25,106	(9.6%)	28,135	33,611	37,596	(39.7%)
Real estate construction	5,399	8,187	(34.1%)	6,988	6,667	6,467	(16.5%)

Commercial real estate lending	28,084	33,293	(15.6%)	35,123	40,278	44,063	(36.3%)

Total commercial	105,373	110,723	(4.8%)	109,235	105,673	111,515	(5.5%)
Home equity revolving lines of credit	9,853	10,154	(3.0%)	10,056	10,356	11,883	(17.1%)
Home equity loans 1st liens	5,290	4,664	13.4%	4,634	5,341	6,135	(13.8%)
Home equity loans junior liens	6,598	6,443	2.4%	6,183	6,788	7,149	(7.7%)

Home equity	21,741	21,261	2.3%	20,873	22,485	25,167	(13.6%)
Installment and credit cards	613	653	(6.1%)	771	915	1,114	(45.0%)
Residential mortgage	49,686	51,501	(3.5%)	48,347	48,905	47,632	4.3%

Total consumer	72,040	73,415	(1.9%)	69,991	72,305	73,913	(2.5%)

Total nonaccrual loans	$177,413	$184,138	(3.7%)	$179,226	$177,978	$185,428	(4.3%)

*	Annualized.

N/M	= Not meaningful.

Associated Banc-Corp Selected Asset Quality Information (continued)

(in thousands)	Dec 31, 2014	Sep 30, 2014	Dec14 vs Sep14 % Change	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec14 vs Dec13 % Change
Restructured loans (accruing)
Commercial and industrial	$33,892	$36,955	(8.3%)	$28,849	$27,776	$32,517	4.2%
Commercial real estate—owner occupied	10,454	11,574	(9.7%)	12,168	11,579	13,009	(19.6%)

Commercial and business lending	44,346	48,529	(8.6%)	41,017	39,355	45,526	(2.6%)
Commercial real estate—investor	23,127	24,440	(5.4%)	41,758	46,020	44,946	(48.5%)
Real estate construction	727	805	(9.7%)	1,224	2,954	3,793	(80.8%)

Commercial real estate lending	23,854	25,245	(5.5%)	42,982	48,974	48,739	(51.1%)

Total commercial	68,200	73,774	(7.6%)	83,999	88,329	94,265	(27.7%)
Home equity revolving lines of credit	1,508	1,531	(1.5%)	1,527	1,178	1,117	35.0%
Home equity loans 1st liens	1,857	1,867	(0.5%)	1,674	1,656	1,436	29.3%
Home equity loans junior liens	6,701	7,184	(6.7%)	7,243	6,738	7,080	(5.4%)

Home equity	10,066	10,582	(4.9%)	10,444	9,572	9,633	4.5%
Installment and credit cards	974	1,106	(11.9%)	1,185	225	246	295.9%
Residential mortgage	18,976	19,141	(0.9%)	18,753	18,798	19,841	(4.4%)

Total consumer	30,016	30,829	(2.6%)	30,382	28,595	29,720	1.0%

Total restructured loans (accruing)	$98,216	$104,603	(6.1%)	$114,381	$116,924	$123,985	(20.8%)

Restructured loans in nonaccrual loans (not included above)	$57,656	$63,314	(8.9%)	$72,388	$74,231	$59,585	(3.2%)

Loans Past Due 30-89 Days	Dec 31, 2014	Sep 30, 2014	Dec14 vs Sep14 % Change	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec14 vs Dec13 % Change
Commercial and industrial	$14,747	$3,947	273.6%	$2,519	$4,126	$6,826	116.0%
Commercial real estate—owner occupied	10,628	2,675	297.3%	6,323	5,342	3,106	242.2%
Lease financing	—	—	N/M	556	567	—	N/M

Commercial and business lending	25,375	6,622	283.2%	9,398	10,035	9,932	155.5%
Commercial real estate—investor	1,208	15,869	(92.4%)	2,994	7,188	23,215	(94.8%)
Real estate construction	984	399	146.6%	258	679	1,954	(49.6%)

Commercial real estate lending	2,192	16,268	(86.5%)	3,252	7,867	25,169	(91.3%)

Total commercial	27,567	22,890	20.4%	12,650	17,902	35,101	(21.5%)
Home equity revolving lines of credit	6,725	6,739	(0.2%)	6,986	5,344	6,728	(0.0%)
Home equity loans 1st liens	1,800	1,503	19.8%	1,685	1,469	1,110	62.2%
Home equity loans junior liens	2,058	2,496	(17.5%)	2,138	3,006	2,842	(27.6%)

Home equity	10,583	10,738	(1.4%)	10,809	9,819	10,680	(0.9%)
Installment and credit cards	1,932	1,818	6.3%	1,734	1,269	1,150	68.0%
Residential mortgage	3,046	3,231	(5.7%)	7,070	4,498	6,118	(50.2%)

Total consumer	15,561	15,787	(1.4%)	19,613	15,586	17,948	(13.3%)

Total loans past due 30-89 days	$43,128	$38,677	11.5%	$32,263	$33,488	$53,049	(18.7%)

Potential Problem Loans	Dec 31, 2014	Sep 30, 2014	Dec14 vs Sep14 % Change	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec14 vs Dec13 % Change
Commercial and industrial	$108,522	$133,416	(18.7%)	$187,251	$109,027	$113,669	(4.5%)
Commercial real estate—owner occupied	48,695	49,008	(0.6%)	57,757	64,785	56,789	(14.3%)
Lease financing	2,709	3,787	(28.5%)	2,280	3,065	1,784	51.8%

Commercial and business lending	159,926	186,211	(14.1%)	247,288	176,877	172,242	(7.2%)
Commercial real estate—investor	24,043	28,474	(15.6%)	31,903	34,790	52,429	(54.1%)
Real estate construction	1,776	2,227	(20.3%)	4,473	4,870	5,263	(66.3%)

Commercial real estate lending	25,819	30,701	(15.9%)	36,376	39,660	57,692	(55.2%)

Total commercial	185,745	216,912	(14.4%)	283,664	216,537	229,934	(19.2%)
Home equity revolving lines of credit	204	224	(8.9%)	277	310	303	(32.7%)
Home equity loans junior liens	676	687	(1.6%)	822	741	1,810	(62.7%)

Home equity	880	911	(3.4%)	1,099	1,051	2,113	(58.4%)
Installment and credit cards	2	4	(50.0%)	844	—	50	(96.0%)
Residential mortgage	3,781	2,166	74.6%	2,445	2,091	3,312	14.2%

Total consumer	4,663	3,081	51.3%	4,388	3,142	5,475	(14.8%)

Total potential problem loans	$190,408	$219,993	(13.4%)	$288,052	$219,679	$235,409	(19.1%)

N/M = Not meaningful.

Associated Banc-Corp Net Interest Income Analysis—Taxable Equivalent Basis Sequential Quarter

	Three months ended December 31, 2014			Three months ended September 30, 2014
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$6,720,893	$59,197	3.50%	$6,652,227	$54,990	3.28%
Commercial real estate lending	4,066,143	37,122	3.62	4,019,286	37,780	3.73

Total commercial	10,787,036	96,319	3.54	10,671,513	92,770	3.45
Residential mortgage	4,490,075	36,228	3.23	4,309,121	35,264	3.27
Retail	2,110,144	24,942	4.71	2,160,327	24,968	4.60

Total loans	17,387,255	157,489	3.60	17,140,961	153,002	3.55
Investment securities (1)	5,697,598	36,658	2.57	5,619,982	36,486	2.60
Other short-term investments	407,644	1,821	1.78	335,774	1,503	1.79

Investments and other	6,105,242	38,479	2.52	5,955,756	37,989	2.55

Total earning assets	23,492,497	$195,968	3.32	23,096,717	$190,991	3.29
Other assets, net	2,388,268			2,375,335

Total assets	$25,880,765			$25,472,052

Interest-bearing liabilities:
Savings deposits	$1,264,195	$253	0.08%	$1,269,994	$254	0.08%
Interest-bearing demand deposits	3,142,537	1,220	0.15	3,096,712	1,111	0.14
Money market deposits	8,209,091	3,547	0.17	7,721,167	3,153	0.16
Time deposits	1,549,565	2,299	0.59	1,545,851	2,103	0.54

Total interest-bearing deposits	14,165,388	7,319	0.20	13,633,724	6,621	0.19
Federal funds purchased and securities sold under agreements to repurchase	600,969	218	0.14	927,904	390	0.17
Other short-term funding	464,866	156	0.13	665,647	233	0.14
Long-term funding	3,221,574	8,644	1.07	2,931,714	6,179	0.84

Total short and long-term funding	4,287,409	9,018	0.84	4,525,265	6,802	0.60

Total interest-bearing liabilities	18,452,797	$16,337	0.35	18,158,989	$13,423	0.29
Noninterest-bearing demand deposits	4,367,031			4,239,654
Other liabilities	228,600			197,330
Stockholders’ equity	2,832,337			2,876,079

Total liabilities and stockholders’ equity	$25,880,765			$25,472,052

Net interest income and rate spread		$179,631	2.97%		$177,568	3.00%

Net interest margin			3.04%			3.06%
Taxable equivalent adjustment		$4,970			$4,938

Net Interest Income Analysis—Taxable Equivalent Basis Comparable Quarter	Three months ended December 31, 2014			Three months ended December 31, 2013
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$6,720,893	$59,197	3.50%	$5,882,438	$51,498	3.47%
Commercial real estate lending	4,066,143	37,122	3.62	3,736,314	40,241	4.28

Total commercial	10,787,036	96,319	3.54	9,618,752	91,739	3.79
Residential mortgage	4,490,075	36,228	3.23	3,856,944	32,201	3.34
Retail	2,110,144	24,942	4.71	2,272,588	25,851	4.53

Total loans	17,387,255	157,489	3.60	15,748,284	149,791	3.78
Investment securities (1)	5,697,598	36,658	2.57	5,188,616	35,331	2.72
Other short-term investments	407,644	1,821	1.78	305,165	1,453	1.90

Investments and other	6,105,242	38,479	2.52	5,493,781	36,784	2.68

Total earning assets	23,492,497	$195,968	3.32	21,242,065	$186,575	3.50
Other assets, net	2,388,268			2,316,660

Total assets	$25,880,765			$23,558,725

Interest-bearing liabilities:
Savings deposits	$1,264,195	$253	0.08%	$1,200,338	$248	0.08%
Interest-bearing demand deposits	3,142,537	1,220	0.15	2,852,090	1,047	0.15
Money market deposits	8,209,091	3,547	0.17	7,748,650	3,399	0.17
Time deposits	1,549,565	2,299	0.59	1,727,138	2,646	0.61

Total interest-bearing deposits	14,165,388	7,319	0.20	13,528,216	7,340	0.22
Federal funds purchased and securities sold under agreements to repurchase	600,969	218	0.14	613,943	271	0.18
Other short-term funding	464,866	156	0.13	726,551	228	0.12
Long-term funding	3,221,574	8,644	1.07	1,266,464	6,499	2.05

Total short and long-term funding	4,287,409	9,018	0.84	2,606,958	6,998	1.07

Total interest-bearing liabilities	18,452,797	$16,337	0.35	16,135,174	$14,338	0.35
Noninterest-bearing demand deposits	4,367,031			4,353,315
Other liabilities	228,600			197,598
Stockholders’ equity	2,832,337			2,872,638

Total liabilities and stockholders’ equity	$25,880,765			$23,558,725

Net interest income and rate spread		$179,631	2.97%		$172,237	3.15%

Net interest margin			3.04%			3.23%
Taxable equivalent adjustment		$4,970			$5,038

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.
(2)	Nonaccrual loans and loans held for sale have been included in the average balances.
(3)	Interest income includes net loan fees.

Associated Banc-Corp Net Interest Income Analysis—Taxable Equivalent Basis Year Over Year

	Year ended December 31, 2014			Year ended December 31, 2013
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$6,495,338	$219,386	3.38%	$5,809,578	$208,039	3.58%
Commercial real estate lending	3,990,675	146,802	3.68	3,705,526	149,539	4.04

Total commercial	10,486,013	366,188	3.49	9,515,104	357,578	3.76
Residential mortgage	4,202,727	137,731	3.28	3,714,544	123,275	3.32
Retail	2,150,254	98,481	4.58	2,433,497	110,338	4.53

Total loans	16,838,994	602,400	3.58	15,663,145	591,191	3.77
Investment securities (1)	5,594,232	146,931	2.63	4,995,331	132,671	2.66
Other short-term investments	326,902	6,635	2.03	321,652	5,193	1.61

Investments and other	5,921,134	153,566	2.59	5,316,983	137,864	2.59

Total earning assets	22,760,128	$755,966	3.32	20,980,128	$729,055	3.47
Other assets, net	2,351,469			2,325,630

Total assets	$25,111,597			$23,305,758

Interest-bearing liabilities:
Savings deposits	$1,249,452	$968	0.08%	$1,188,910	$942	0.08%
Interest-bearing demand deposits	2,983,747	4,124	0.14	2,827,778	4,517	0.16
Money market deposits	7,614,042	12,452	0.16	7,322,476	13,702	0.19
Time deposits	1,587,641	8,750	0.55	1,849,718	12,106	0.65

Total interest-bearing deposits	13,434,882	26,294	0.20	13,188,882	31,267	0.24
Federal funds purchased and securities sold under agreements to repurchase	795,257	1,219	0.15	675,574	1,322	0.20
Other short-term funding	573,460	785	0.14	1,198,264	1,519	0.13
Long-term funding	3,022,787	27,480	0.91	901,927	29,332	3.25

Total short and long-term funding	4,391,504	29,484	0.67	2,775,765	32,173	1.16

Total interest-bearing liabilities	17,826,386	$55,778	0.31	15,964,647	$63,440	0.40
Noninterest-bearing demand deposits	4,212,202			4,249,313
Other liabilities	201,077			199,486
Stockholders’ equity	2,871,932			2,892,312

Total liabilities and stockholders’ equity	$25,111,597			$23,305,758

Net interest income and rate spread		$700,188	3.01%		$665,615	3.07%

Net interest margin			3.08%			3.17%
Taxable equivalent adjustment		$19,221			$20,072

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.
(2)	Nonaccrual loans and loans held for sale have been included in the average balances.
(3)	Interest income includes net loan fees.

Associated Banc-Corp
Financial Summary and Comparison

Period End Loan Composition	Dec 31, 2014	Sep 30, 2014	Dec14 vs Sep14 % Change	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec14 vs Dec13 % Change

Commercial and industrial	$5,905,902	$5,603,899	5.4%	$5,616,205	$5,222,141	$4,822,680	22.5%
Commercial real estate—owner occupied	1,007,937	1,014,335	(0.6%)	1,070,463	1,098,089	1,114,715	(9.6%)
Lease financing	51,529	52,600	(2.0%)	51,873	52,500	55,483	(7.1%)

Commercial and business lending	6,965,368	6,670,834	4.4%	6,738,541	6,372,730	5,992,878	16.2%
Commercial real estate—investor	3,056,485	3,043,361	0.4%	2,990,732	3,001,219	2,939,456	4.0%
Real estate construction	1,008,956	982,426	2.7%	1,000,421	969,617	896,248	12.6%

Commercial real estate lending	4,065,441	4,025,787	1.0%	3,991,153	3,970,836	3,835,704	6.0%

Total commercial	11,030,809	10,696,621	3.1%	10,729,694	10,343,566	9,828,582	12.2%
Home equity revolving lines of credit	887,779	880,435	0.8%	866,042	856,679	874,840	1.5%
Home equity loans 1st liens	584,131	619,774	(5.8%)	659,598	705,835	742,120	(21.3%)
Home equity loans junior liens	164,148	176,316	(6.9%)	187,732	199,488	208,054	(21.1%)

Home equity	1,636,058	1,676,525	(2.4%)	1,713,372	1,762,002	1,825,014	(10.4%)
Installment and credit cards	454,219	459,682	(1.2%)	469,203	393,321	407,074	11.6%
Residential mortgage	4,472,760	4,326,262	3.4%	4,132,783	3,942,555	3,835,591	16.6%

Total consumer	6,563,037	6,462,469	1.6%	6,315,358	6,097,878	6,067,679	8.2%

Total loans	$17,593,846	$17,159,090	2.5%	$17,045,052	$16,441,444	$15,896,261	10.7%

Period End Deposit and Customer Funding Composition	Dec 31, 2014	Sep 30, 2014	Dec14 vs Sep14 % Change	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec14 vs Dec13 % Change
Noninterest-bearing demand	$4,505,272	$4,302,454	4.7%	$4,211,057	$4,478,981	$4,626,312	(2.6%)
Savings	1,235,277	1,256,567	(1.7%)	1,275,493	1,252,669	1,159,512	6.5%
Interest-bearing demand	3,126,854	3,637,411	(14.0%)	2,918,900	3,084,457	2,889,705	8.2%
Money market	8,324,646	7,491,460	11.1%	7,348,650	7,069,173	6,906,442	20.5%
Brokered CDs	42,556	9,242	360.5%	44,809	51,235	50,450	(15.6%)
Other time	1,528,899	1,504,124	1.6%	1,517,350	1,573,412	1,634,746	(6.5%)

Total deposits	18,763,504	18,201,258	3.1%	17,316,259	17,509,927	17,267,167	8.7%
Customer repo sweeps	384,221	493,451	(22.1%)	489,886	548,179	419,247	(8.4%)

Total deposits and customer funding	$19,147,725	$18,694,709	2.4%	$17,806,145	$18,058,106	$17,686,414	8.3%

Network transaction deposits included above in interest-bearing demand & money market	$2,852,943	$2,207,055	29.3%	$2,238,923	$2,141,976	$1,936,403	47.3%
Brokered CDs	42,556	9,242	360.5%	44,809	51,235	50,450	(15.6%)

Total network and brokered funding	2,895,499	2,216,297	30.6%	2,283,732	2,193,211	1,986,853	45.7%

Net customer deposits and funding (1)	$16,252,226	$16,478,412	(1.4%)	$15,522,413	$15,864,895	$15,699,561	3.5%

(1) Total deposits and customer funding excluding total network and brokered funding.
Quarter Average Loan Composition	Dec 31, 2014	Sep 30, 2014	Dec14 vs Sep14 % Change	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec14 vs Dec13 % Change
Commercial and industrial	$5,665,396	$5,558,135	1.9%	$5,335,488	$4,983,943	$4,709,435	20.3%
Commercial real estate—owner occupied	1,003,179	1,043,001	(3.8%)	1,081,552	1,093,114	1,119,186	(10.4%)
Lease financing	52,318	51,091	2.4%	51,804	54,128	53,817	(2.8%)

Commercial and business lending	6,720,893	6,652,227	1.0%	6,468,844	6,131,185	5,882,438	14.3%
Commercial real estate—investor	3,062,427	3,013,210	1.6%	3,014,827	2,993,046	2,878,176	6.4%
Real estate construction	1,003,716	1,006,076	(0.2%)	953,021	914,317	858,138	17.0%

Commercial real estate lending	4,066,143	4,019,286	1.2%	3,967,848	3,907,363	3,736,314	8.8%

Total commercial	10,787,036	10,671,513	1.1%	10,436,692	10,038,548	9,618,752	12.1%
Home equity revolving lines of credit	883,580	875,388	0.9%	866,952	868,614	876,938	0.8%
Home equity loans 1st liens	601,719	638,592	(5.8%)	681,607	724,995	767,857	(21.6%)
Home equity loans junior liens	169,845	181,880	(6.6%)	193,727	203,984	214,557	(20.8%)

Home equity	1,655,144	1,695,860	(2.4%)	1,742,286	1,797,593	1,859,352	(11.0%)
Installment and credit cards	455,000	464,467	(2.0%)	389,794	401,742	413,236	10.1%
Residential mortgage	4,490,075	4,309,121	4.2%	4,077,617	3,926,734	3,856,944	16.4%

Total consumer	6,600,219	6,469,448	2.0%	6,209,697	6,126,069	6,129,532	7.7%

Total loans	$17,387,255	$17,140,961	1.4%	$16,646,389	$16,164,617	$15,748,284	10.4%

Quarter Average Deposit Composition	Dec 31, 2014	Sep 30, 2014	Dec14 vs Sep14 % Change	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Dec14 vs Dec13 % Change
Noninterest-bearing demand	$4,367,031	$4,239,654	3.0%	$4,073,310	$4,166,305	$4,353,315	0.3%
Savings	1,264,195	1,269,994	(0.5%)	1,267,297	1,195,337	1,200,338	5.3%
Interest-bearing demand	3,142,537	3,096,712	1.5%	2,894,446	2,796,247	2,852,090	10.2%
Money market	8,209,091	7,721,167	6.3%	7,340,244	7,173,106	7,748,650	5.9%
Time deposits	1,549,565	1,545,851	0.2%	1,597,535	1,659,277	1,727,138	(10.3%)

Total deposits	$18,532,419	$17,873,378	3.7%	$17,172,832	$16,990,272	$17,881,531	3.6%